SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2005
FILE NUMBER 811-3826
SERIES NO.: 8


74U.     1.   Number of shares outstanding
              Class A                      2,508
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      1,986
              Class C                        713
              Class K                         36
              Investor Class              20,046


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 28.05
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 27.88
              Class C                    $ 27.27
              Class K                    $ 27.43
              Investor Class             $ 28.19